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                                                                    EXHIBIT 23.1

                             CONSENT OF HOBE & LUCAS

                                                    March 26, 2003



Mr. Russell Ciphers Sr.
President and Chief Executive Officer
American Stone Industries, Inc.
P.O. Box 261
Amherst, OH 44001

                                                   RE:  Consent to Incorporation
                                                        of Independent Auditors'
                                                        Report

Dear Mr. Ciphers:

        This firm was the independent auditor for American Stone Industries, Inc. (the "Company") for the fiscal year ended December 31, 2002. In this context, we understand that the Company is filing a Form 10-KSB with the Securities & Exchange Commission and has filed a Form S-8 with the Securities & Exchange Commission (registration number 333-74899).

        Pursuant to Rule 601(b)(23), this letter will serve as our consent for the Company to file with the Form 10-KSB and incorporate by reference in the Form S-8 our Independent Auditors' Report dated February 14, 2003 for fiscal year ended December 31, 2002 and to the reference of Hobe & Lucas, Certified Public Accountants, Inc., therein.


                                            /s/ Hobe & Lucas
                                            Certified Public Accountants, Inc.
                                            ---------------------------------
                                            Hobe & Lucas,
                                            Certified Public Accountants, Inc.




                                  Exhibit 23.1
                                   Page 1 of 1